As filed with the Securities and Exchange Commission on December 1, 1997

                                             Registration No.


                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549



                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933




                   CONESTOGA ENTERPRISES, INC.

          Pennsylvania                              23-256-5087
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

202 East First Street, Birdsboro, Pennsylvania                 19508
(Address of Principal Executive Offices)                      (Zip Code)

     CONESTOGA ENTERPRISES, INC. EMPLOYEE STOCK PURCHASE PLAN
                     (Full Title of the Plan)

                     John R. Bentz, President
                      202 East First Street
                  Birdsboro, Pennsylvania 19508
                                (610) 582-8777
    (Name, Address and Telephone Number, Including Area Code,
                      of Agent for Service)

                             Copy to:

                    John S. Hibschman, Esquire
                      Miller and Murray, LLP
                  542 Court Street, P.O. Box 942
                 Reading, Pennsylvania 19603-0942
                          (610) 376-6651




 Approximate Date of Commencement of Proposed Sale to the Public:

                         January 1, 1998

                 CALCULATION OF REGISTRATION FEE

                                         Proposed      Proposed
                                         Maximum       Maximum
                             Amount      Offering      Aggregate  Amount of
Title of Each Class of       Being       Price         Offering   Registration
Securities Being Registered  Registered  Per Share(1)  Price (1)  Fee

Common Stock, $5.00
Par Value                     100,000



(1) Computed on the basis of the price at which stock of the same class was sold on December 1, 1997, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee.
                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  The Corporation hereby registers 100,000 shares of the Corporation's Common Stock, par value $5.00 per share (the "Common Stock"), in connection with the Conestoga Enterprises, Inc. Employee Stock Purchase Plan (the "Plan"), which was approved by the Corporation's stockholders at the Corporation's Annual Meeting on May 3, 1997. Conestoga Enterprises, Inc. (the "Corporation" or the "registrant") is incorporated in the Commonwealth of Pennsylvania.


Item 3.   Incorporation of Documents by Reference

  The Corporation hereby incorporates herein by reference into this Registration Statement the documents listed in (a) through (c) below. The Corporation also incorporates all documents subsequently filed by it with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13
(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold from the date of filing of such documents:

     (a)  The latest annual report of the Corporation pursuant to
Section 13(a) or 15(d) under the Exchange Act;

     (b) All other reports of the Corporation filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The description of the capital stock of the Corporation contained in the Corporation's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description.


Item 4.   Description of Securities

     Not Applicable


Item 5.   Interests on Named Experts and Counsel

     The validity of the shares of Common Stock to be issued in connection with the Plan is being passed upon by Miller and Murray, LLP, Reading, Pennsylvania. James H. Murray, a partner in Miller and Murray, LLP, is Vice President and a Director of the Corporation. Partners of Miller and Murray, LLP, beneficially own Common Shares as follows: James H. Murray, 37,100; John S. Hibschman, 5,048; William F. Colby, Jr. 2,414; Gregory F. Young, 200; and Brian R. Ott, 230.


Item 6.   Indemnification of Directors and Officers

     As permitted by the Pennsylvania Business Corporation Law (the
"PBCL"), the Corporation's Bylaws provide that directors shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under applicable Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Sections 1741 and 1742 of the PBCL generally provide that a corporation may indemnify directors and officers against liabilities they may incur in such capacity provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL also requires a corporation to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 1746 of the PBCL also grants a corporation broad authority, beyond the power granted under Sections 1741 and 1742, to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of
Section 1746 of the PBCL, the Corporation's Bylaws provide for indemnification of directors, officers and other agents of the Corporation to the extent otherwise permitted by Section 1741 of the PBCL and also in certain circumstances not otherwise permitted by Section 1741 and 1742 of the PBCL.


Item 7.   Exemption from Registration Claimed

          Not Applicable

Item 8.   Exhibits

          Exhibit
          Number    Description

          4.1       Articles of Incorporation of the Corporation. (1)

          4.2       Bylaws of the Corporation. (2)

          5.1 Opinion of Miller and Murray, LLP regarding legality of the Common shares being registered.

          23.1      Consent of Miller and Murray, LLP.

          23.2      Consent of Beard and Company, Inc.

          24.1      Powers of Attorney (included on the signature page).

          99.1      Conestoga Enterprises, Inc. Employee Stock Purchase
                    Plan.

           (1) Incorporated herein by reference to sequentially numbered pages 53-56 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1992.

          (2) Incorporated herein by reference to sequentially numbered 57-66 to the Corporation's Annual Report on Form 10-K for the year ended
            December 31, 1992.

Item 9.   Undertakings

          (a)  The undersigned registrant hereby undertakes:

               (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Birdsboro, Commonwealth of Pennsylvania, on November 25, 1997.

                                   CONESTOGA ENTERPRISES, INC.

                                   By:/s/ John R. Bentz
                                        John R. Bentz
                                        President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 25, 1997.



        Signature                         Title                         Date


/s/ F. M. Brown                    Chairman of the Board              11/25/97
F. M. Brown                        and a Director


/s/ John R. Bentz                  President and a Director           11/25/97
John R. Bentz


/s/ James H. Murray                Vice President and a Director      11/25/97
James H. Murray


/s/ Kenneth A. Benner              Secretary/Treasurer and a          11/25/97
Kenneth A. Benner                  Director


/s/ Albert H. Kramer               Executive Vice President           11/25/97
Albert H. Kramer


/s/ Donald R. Breitenstein         Controller and a Director          11/25/97
Donald R. Breitenstein             (principal accounting officer)


/s/ Robert E. Myers                Director                           11/25/97
Robert E. Myers


/s/ Jean M. Ruhl                   Director                           11/25/97
Jean M. Ruhl


/s/ John M. Sausen                 Director                           11/25/97
John M. Sausen


/s/ Richard G. Weidner             Director                           11/25/97
Richard G. Weidner
                          EXHIBIT INDEX


                                                    Sequential Page Number
Exhibit No.                                              or Reference

4.1          Articles of Incorporation of the       Incorporated by reference.
             Corporation

4.2          Bylaws of the Corporation              Incorporated by reference.

5.1          Opinion of Miller and Murray, LLP      Filed herewith at Page   .
             regarding legality of the Common
             Shares being registered

23.1         Consent of Miller and Murray, LLP      Filed herewith at Page   .

23.2         Consent of Beard and Company, Inc.     Filed herewith at Page   .

24.1         Powers of Attorney                     Included on the Signature
                                                    Page.

99.1         Conestoga Enterprises, Inc.            Filed herewith at Page   .
             Employee Stock Purchase Plan

                                                               260
                        November 25, 1997





Securities and Exchange Commission
Washington, D.C. 20549

    Re: Registration on Form S-8 Registration Statement of 100,000 Shares to be Issued Pursuant to the Conestoga Enterprises, Inc. Employee Stock Purchase Plan

Gentlemen:

    It is the opinion of this firm, counsel for the above registrant, that the above stock can be legally registered and when said stock is sold will be legally issued, fully paid and non-assessable under the laws of the Commonwealth of Pennsylvania and the United States of America.

             Very truly yours,

             MILLER AND MURRAY, LLP





jms













                             Exhibit 5
                                           260
                        November 25, 1997





Securities and Exchange Commission
Washington, D.C. 20549

    Re: Registration on Form S-8 Registration Statement of 100,000 Shares to be Issued Pursuant to the Conestoga Enterprises, Inc. Employee Stock Purchase Plan

Gentlemen:

    On behalf of Miller and Murray, LLP, we consent to the reference to us in the registrant's Prospectus and Registration Statement on Form S-8 as to the giving of legal opinions in matters pertaining to the Prospectus and Registration Statement, and, also, we consent to the use of our name with respect to the opinion letter, being Exhibit No. 5 of the Registration Statement, as amended.

             Very truly yours,

             MILLER AND MURRAY, LLP





jms











                           Exhibit 23.1
                           CONSENT OF INDEPENDENT ACCOUNTANTS







To the Board of Directors
Conestoga Enterprises, Inc.
Birdsboro, Pennsylvania 19508


    In connection with the foregoing Registration Statement on Form S-8 and the related Prospectus, we hereby consent to the incorporation by reference
herein of our report dated January   , 1997, which appears in the annual
report on Form 10-K of Conestoga Enterprises, Inc.

    We also consent to the reference to our firm under the caption "Experts" in the Prospectus referred to in this Registration Statement.



             BEARD & COMPANY, INC.


Reading, Pennsylvania
November 25, 1997
























                           Exhibit 23.2
   CONESTOGA ENTERPRISES, INC. EMPLOYEE STOCK PURCHASE PLAN

    The following constitutes the Employee Stock Purchase Plan of
Conestoga Enterprises, Inc. (the "Company").
    Section 1. Purpose. The Conestoga Enterprises, Inc. Employee Stock Purchase Plan (the "Plan") is intended to facilitate, through accumulated employee payroll deductions, the participation by eligible employees of the Company and its Designated Subsidiaries in the ownership and economic progress of the Company by offering such employees the opportunity to purchase shares of the Company's Common Stock, par value $5 per share ("Common Stock"), during defined stock purchase periods.
    Section 2.  Administration.
    a. Committee. The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company. The Committee shall be constituted so that at all relevant times it meets the then-applicable requirements of Rule 16b-3 (or its successor) promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). Subject to the direction of the Board of Directors and the express provisions of the Plan, the Committee shall be authorized: to prescribed, amend and rescind rules and regulations relating to the Plan and the Committee's administration thereof;
to interpret the Plan; to fix the terms of the offering under the Plan; to restrict participation in the Plan consistent with any requirement of law or regulation; to suspend the operation of the Plan; and to make all other determinations necessary to the administration of the Plan, including the appointment of individuals to facilitate the day-to-day operation thereof. The Committee's determinations as to the interpretation and operation of the Plan shall be final and conclusive.
    b. Secretary. The Secretary of the Company (the "Secretary"), or such other person as the Committee may designate, shall, under the direction of the Committee, maintain records, send detailed statements of account to Participants and perform such other duties relating to the Plan as the Committee may specify from time to time. The Secretary will hold for safekeeping the shares purchased under the Plan in accounts for the Participants ("Plan Accounts") until termination of participation in the Plan or until a written request is received for withdrawal of all or part of a Participant's shares. Shares acquired under the Plan and held by the Secretary may be registered in the name of a nominee as agent for Participants in the Plan.
    Section 3. Shares Subject to the Plan. Shares of Common Stock to be acquired by Participants under the Plan shall be acquired from the Company and may be either original issue or treasury shares. Subject to the adjustment under Section 19, not more than 100,000 shares of Common Stock may be acquired by Participants under the Plan.
    Section 4. Eligibility. "Eligible Employee" shall mean each person who, on any day during an Enrollment Period (as defined in Section 7) is an Employee (as defined in Section 5) of the Company or a Designated Subsidiary, and has completed at least ninety (90) days of Continuous Service.
    As a condition to being or remaining an Eligible Employee, the Committee may also require that the legal guardian of a Participant who is not, for any reason, competent to enter into a contract, affirm the Participant's actions with respect to the Plan. The Committee may develop rules and make determinations as to the effect of temporary or longer-term interruptions in services and in active employment on an Employee's eligibility for purposes of the Plan.
    Section 5. Certain Definitions. The following definitions shall apply for purposes of the Plan:
    "Designated Subsidiary" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
    "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly, shares in numbers exceeding 50% of the voting capital stock thereof, whether or not such corporation now exists or is hereafter organized or acquired by the Company.
    "Employee" shall mean each person, including an officer, on the then-current payroll of employees of the Company or a Designated Subsidiary, excluding (1) a person whose customary employment is less than 19 hours per week and in aggregate less than 1,000 hours annually and (2) a person whose customary employment is not for more than five months in any calendar year.
    "Continuous Service" shall mean the period of time that an Employee has been continually on the payroll of employees of the Company and/or one or more of the Designated Subsidiaries.
    Section 6. Stock Purchase Periods. The opportunity to purchase such shares of Common Stock under the Plan shall be offered during continuous periods of one calendar month each in duration ("Stock Purchase Period").
From time to time, the Committee, in its sole discretion, may limit the aggregate number of shares of Common Stock to be available, or may limit the maximum number of shares which may be purchased by each Participant, during any Stock Purchase Period. If the Plan becomes oversubscribed for any Stock Purchase Period, the Committee may adopt rules for prorating the available Common Stock among Participants and refunding excess amounts held in the Participant's Stock Purchase Accounts established by Section 7 of the Plan.
    Section 7.  Enrollment and Payroll Deductions.
    a. An Eligible Employee may enroll as a Participant in the Plan no later than the fifteenth (15th) business day of the month preceding the month in which payroll deductions under the Plan commence ("Enrollment Period") or during any such other Enrollment Period as may be established by the Committee. Enrollment in the Plan shall be made by completing and filing the prescribed payroll deduction authorization form provided by the Company and filing such form with the Company.
    b. A participant may elect payroll deductions of any whole percentage from two percent (2%) through ten percent (10%) of the Participant's regular pay, shift pay, overtime and double-time pay, vacation, personal illness pay, holiday pay, jury duty, personal holidays, commissions, funeral pay and paid time off and such other amounts as may be included by the Committee ("Current Compensations")
Compensations"). All other elements of compensation are excluded from Current Compensation. Such elected percentage may be increased or decreased under the Plan by the Participant's filing of a new authorization form with the Company's payroll office during a subsequent Enrollment Period, but the Participant shall not be entitled to suspend payroll deductions except by withdrawing from the Plan pursuant to Section 14.
    c. The Company or the Designated Subsidiary will maintain a bookkeeping account in U.S. dollars to reflect each Participant's payroll deductions hereunder ("Stock Purchase Account"). The funds recorded in the Stock Purchase Accounts will be included in general corporate funds, and no interest will be paid by the Company or a Designated Subsidiary on such funds. A Participant may not pay into a Stock Purchase Account other than by payroll deduction.
    Section 8. Fair Market Value. In any determination of fair market value under the Plan, the fair market value of one share of Common Stock shall mean the average of the bid and asked prices per share of Common Stock for each trading day during the 30 calendar days prior to the day for which the determination of fair market value is required as reported on the National Association of Securities Dealers, Inc., Automated Quotation System, Inc.; provided, however, that, in any case, if the Committee determines for any reason that the fair market value as so determined does not accurately reflect the fair market value of the Common Stock, then the Committee may, in its sole and absolute discretion, establish the fair market value of the Common Stock for purposes of the Plan, which fair market value shall be conclusive and binding for all purposes hereunder. For purposes of purchasing Common Stock for the Participants' Plan Accounts, the fair market value shall be calculated on the last business day of each Stock Purchase Period. For purposes of determining the value of fractional shares upon withdrawal or Plan termination, the fair market value shall be determined as soon as practicable after withdrawal or Plan termination. For purposes of dividend reinvestment under the Plan (see Section 17), the fair market value shall be determined on such basis as the Committee shall deem appropriate.
    No shares shall be sold by the Company to Participants in the Plan at less than the par value of such shares.
    Section 9. Purchases of Common Stock. As soon as practicable after the last business day of each Stock Purchase Period, the Company shall transfer to the Secretary such number of shares of Common Stock as can be purchased by the combined balance of all Participants' Stock Purchase Accounts on the last day of the Stock Purchase Period at a price equal to ninety-five percent (95%) of the fair market value, as defined in Section 8; provided, however, that the fair market value of the shares so transferred may be less than the combined balance of all Participants' Stock Purchase Accounts on the last day of the Stock Purchase Period in the event of an oversubscription during any Stock Purchase Period as provided in Section 3 and provided, further, that no such transfer shall be made by the Company in the event the Plan is terminated as provided in Section 21. The Secretary shall allocate the Common Stock among the Participants' Plan Accounts established pursuant to Section 2 in proportion to the funds in their respective Stock Purchase Accounts.
    Section 10. Fractional Shares. Unless otherwise determined by the Committee, fractional shares of Common Stock, computed to four decimals places, shall be allocated under the Plan and credited to the Plan Account of each Participant; however, no certificates will be issued for fractional share interests credited to a Participant under the Plan. In the event the Committee determines that fractional shares shall not be so allocated and credited, it shall establish rules dealing with any amount in a Participant's Stock Purchase Account or the amount of any dividend to be reinvested under the Plan's dividend reinvestment program that is insufficient to purchase a whole share of Common Stock under the Plan.
    Section 11. Reports to Participants. As soon as practicable after March, June, September and December of each year, a quarterly statement of account will be sent to each Participant. The statement is a Participant's continuing record of the cost of purchases and should be retained for income tax purposes. In addition, each Participant will be sent copies of other communications sent to holders of the Company's Common Stock, including the Company's Annual Report, the Notice of Annual Meeting and Proxy Statement, and any Internal Revenue Service information for reporting dividend income.
    Section 12.  Certificates for Shares.
    a. No certificate will be issued to a Participant for shares credited to his or her account until withdrawal of the Participant from the Plan or unless he or she so requests the Secretary in writing. The number of shares credited to a Participant's Plan Account will be shown on the Participant's quarterly statement of account.
    b. At any time, a Participant may withdraw shares from his or her Plan Account by requesting in writing that the Secretary send him or her a certificate for all or part of the whole shares credited to his or her Plan Account (see the final paragraph of this Section 12 if shares are to be issued in other than the Participant's name). This request should be mailed to the Conestoga Enterprises, Inc. Employee Stock Purchase Plan, 202 East
First Street, Birdsboro, Pennsylvania 19508, Attention: Suzanne Torak. If, however, a request for withdrawal is received on or after the record date for a dividend, any cash dividend paid on that dividend payment date with respect to such shares will still be reinvested for the Participant and credited to his or her Plan Account. Any remaining whole shares and fractions of a share will continue to be credited to the Participant's Plan Account.
    c.   Certificates will only be issued for whole shares.
Certificates for fractional share interests will not be issued to Participants under any circumstances.
    d. Plan Accounts are maintained in the name of the Participant only and certificates for whole shares, when issued, will be registered in the name of the Participant only. Should a Participant want these shares re-registered in any name other than his or her own name, he or she must make a separate request for such re-registration indicating such name in his or her request. In the event of such re-registration, a Participant would be responsible for any possible transfer taxes and for compliance with any applicable transfer requirements.
    Section 13.  Voting Shares Held by the Plan.
    a. Both whole and fractional shares (unless the Committee determines not to allocate fractional shares pursuant to Section 10 hereof) credited to a Participant;s Plan Account will be voted at shareholders' meetings, with fractional shares having proportionate voting rights, as the Participant directs in the manner hereinafter provided.
    b. A proxy card, together with the Company's proxy statement, will be sent to each Participant in connection with any annual or special meeting of shareholders, as in the case of other shareholders who are not Participants. This proxy will apply only to all shares credited to the Participant's Plan Account. A separate proxy card and proxy statement will be sent with respect to any shares registered in the Participant's own name.
    c. As in the case of non-Participant shareholders, if no instructions are indicated on a properly signed and returned proxy card, all of the Participant's shares -- those registered in his or her name, if any, or those credited to such Participant's Plan Account, whichever is applicable will be voted in accordance with the proxy card. If the proxy card is not returned or is returned unsigned, the Participant's shares may be voted only if the Participant or a duly appointed representative votes in person at the meeting and, as to the shares credited to the Participant's Plan Account, obtains a proxy from the shareholder of record of the credited shares, specifically the Secretary or its nominee.
    Section 14.  Withdrawal and Termination of Employment.
    a. A Participant may withdraw from the Plan at any time by giving notice to the Company in accordance with rules established by the Committee. This notice shall be effective in suspending payroll deductions under the Plan as soon as practicable after receipt by the Company. However, the balance in the Participant's Stock Purchase Account existing at the time notice becomes effective in suspending payroll deductions will be utilized for acquisition of Common Stock pursuant to the Plan. Termination of employment, including death, of a Participant or failure of a Participant to continue to be an Eligible Employee shall result in automatic withdrawal from the Plan in accordance with rules established by the Committee.
    b. Upon withdrawal from the Plan, a certificate shall be issued to the participant as soon as practicable for the number of whole shares in the Participant's Plan Account and a check equal to the fair market value (determined as provided in Section 8) of any fractional shares shall be issued to the Participant.
    c. A Participant who has withdrawn from the Plan shall not be eligible to re-enroll in the Plan until the third Enrollment Period following the date of receipt of such Participant's prior notice of withdrawal.
    Section 15.  Plan Expenses and Responsibilities.
    a. The Company shall bear all expenses of administering and operating the Plan. Such administration and operation by the Company with respect to shares purchased under the Plan shall cease when a certificate for such shares is issued (or cash paid for fractional shares in the event of withdrawal or Plan termination) to the Participant.
    b. Neither the Company, the Committee nor the Secretary will be liable under the Plan for any act done in good faith or for any good-faith omission to act, including without limitation any claim of liability arising out of failure to terminate a Participant's Plan Account upon such Participant's death or with respect to the prices at which shares are purchased for the Participant's Plan Account, the times when such purchases are made, or with respect to any fluctuation in market value of the Common Stock.
    c. The Participant should recognize that the Company cannot assure the Participant of a gain or protect him or her against a loss on the shares purchased under the Plan.
    d. The Company reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with the Plan's operation.
    Section 16. Rights Non-transferable. Neither the Participant's right to purchase Common Stock under the Plan nor the funds accumulated in the Participant's Stock Purchase Account may be sold, transferred, pledged, assigned or otherwise disposed of by the Participant, and such right to purchase is exercisable only by the Participant or by his or her guardian or legal representative.
    Section 17. Dividend Reinvestment Plan. All Common Stock held by the Secretary in a Participant's Plan Account will automatically participate in the Plan's dividend reinvestment program, whereby any dividends paid with respect to the Common Stock in a Participant's Plan Account will be reinvested in additional shares of Common Stock. Such shares will be purchased from the Company at their fair market value (as defined in Section 8 of the Plan) and transferred by the Secretary to the Participant's Plan Account. The number of shares purchased will depend on the amount of the dividends on the shares in the Participant's Plan Account and the fair market value per share. A Participant's Plan Account will be credit with the number of shares, including fractions, if any, as set forth in Section 10 of the Plan, equal to the amount of dividends to be invested divided by the applicable purchase price per share. If a Participant is subject to backup withholding under the then applicable Federal income tax laws, the amount of dividends to be reinvested will be reduced by the amount required to be withheld by the Company. Participants' Plan Accounts will be credited with dividends with respect to fractions as well as whole shares.
    Section 18.  Rights Offerings, Stock Dividends and Stock Splits.
    a. If a Participant is entitled to participate in a rights offering by the Company, entitlement will be based on his or her total holdings, including shares credited to the Participant pursuant to the Plan. Rights certificates will, however, be issued for the number of whole shares only.
    b. Any dividend payable in stock or split shares distributed by the Company on shares held in a Participant's Plan Account will be added to and become part of such Plan Account. The portion of such dividend distributed on shares registered in the Participant's own name, will be mailed directly to the Participant in the same manner as to shareholders who are not Participants.
    Section 19.  Adjustments in Number of Shares.
    a.   In the event that a dividend shall be declared upon the Common
Stock payable in shares of said stock, the number of shares of Common Stock available for issuance pursuant to the Plan shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.
    b. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for the shares available for issuance pursuant to the Plan, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such changed or substituted stock or other securities.
    c. In the event there shall be any change, other than specified in this Section 19, in the number or kind of outstanding shares of Common Stock of the Company or of any stock or other securities into which such Common
Stock shall be changed or for which it shall have been exchanged, then, if the Board of Directors shall determine, in its discretion, that such change equitably requires an adjustment in the number or kind of shares which are available for issuance pursuant to the Plan, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan.
    d. No adjustment or substitution provided for in this Section 19 shall require the Company to issue or to sell a fractional share under the Plan, and the total adjustment or substitution may be limited accordingly.
    Section 20. Government Regulation. Notwithstanding any provision of the Plan, the Company's sale and delivery of Common Stock under the Plan is at all time subject to obtaining any and all approvals of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.
    Section 21.  Effective Date and Amendment or Termination of Plan.
    a.   The Plan shall become effective on January 1, 1998 (the
"Effective Date"). The Plan shall automatically terminate ten years from the Effective Date, unless otherwise terminated or extended by the Board of Directors; provided, however, that unless otherwise provided by the Committee, payroll deductions shall not be made with respect to compensation for work completed less than one month prior to such automatic termination date. Unless shareholder approval would be required to meet the applicable requirements of Rule 16b-3, the Board of Directors may by resolution alter, amend, suspend, extend or terminate the Plan at any time.
    b.   Upon termination of the Plan, any funds in each Participant's
Stock Purchase Account shall be refunded to the Participant within 30 days of such termination, a certificate for the whole number of shares in each Participant's Plan Account shall be issued to the Participant and a check equal to the fair market value (determined as provided in Section 8) of any fractional shares shall be issued to the Participant. However, in the event the Company or its successor terminates the Plan for the purpose of establishing another employee stock purchase plan, a Participant in the Plan will be enrolled automatically in such other plan and shares credited to his or her Plan Accounts will be credited automatically under such other plan, unless proper notice is received to the contrary.

Adopted the 25th day of February, 1997.
                        CONESTOGA ENTERPRISES, INC.
                        By:
                        Attest: